[EXHIBIT 5.1]


               [BONDY & SCHLOSS LLP LETTERHEAD]





                                      July 15, 2004



Board of Directors
Epicus Communications Group, Inc.
1750 Osceola Drive
West Palm Beach, Florida 33409


          RE: Registration Statement on Form SB-2
              -----------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Epicus Communications Group, Inc. (the "Company") in connection with the registration for resale on a Registration Statement on Form SB-2 (the "Registration Statement") of an aggregate of 1,228,822,222 shares of common stock, $.001 par value (the "Common Stock") owned by certain stockholders of the Company (the "Selling Stockholders").

         Based upon an examination and review of, and in reliance upon, such documents as we have deemed necessary, relevant or appropriate, we are of the opinion that upon payment for and issuance and delivery as provided in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement, and we further consent to the reference under the caption "Legal Matters" in the Prospectus which forms a part of the Registration Statement.

                                   Very truly yours,

                                   BONDY & SCHLOSS LLP